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                                                                   EXHIBIT 99.1


Thursday April 27, 4:17 pm Eastern Time

Company Press Release

MRV Announces First Quarter Results and the Acquisitions of Jolt Ltd., Optronics International Corp. and Quantum Optech Inc.

Unification of Optical Component Activities to Take Place Under Newly Formed Luminent Inc.

CHATSWORTH, Calif.--(BUSINESS WIRE)--April 27, 2000-- MRV Communications Inc. (Nasdaq:MRVC - news) today announced the signing of definitive agreements to acquire Jolt Ltd., a pioneer in Optical Wireless Communications, Optronics International Corp. ("OIC"), a leading manufacturer of Laser Diodes and Transceivers and Quantum Optech Inc. ("QOI") a manufacturer of Optical Thin Film Coating and Filters for Dense Wavelength Division Multiplexing ("DWDM").

In addition, MRV announced that it has successfully closed the Fiber Optic Communications Inc. ("FOCI") acquisition which was previously announced on Feb. 22, 2000.

QOI

QOI is a leading manufacturer of optical thin film coating and components used to control the propagation of light in DWDM and CWDM applications. This technology has become increasingly important as the demand for bandwidth drives up the number of wavelengths required in WDM systems.

QOI's competitors in this field include Optical Coating Laboratory Inc., recently acquired by JDS Uniphase, and NetOptix, acquired by Corning.

QOI was founded by Dr. W.N. Wang who is now a professor at the University of Bath, England, and currently serves as chairman and the head of research of QOI. QOI is located in Taiwan.

OIC

OIC is a leading manufacturer of high temperature semiconductor lasers, transceivers and detectors for optical networks. Its laser diodes are particularly suitable for fiber to the home applications. The company has 170 people, of which more than 35 are scientific and engineering staff.

OIC has a foundry located at its headquarters facility in Hsinchu Science Park, Taiwan. The company was founded by Dr. C.J. Hwang, a pioneer of the fiber optic industry, and a veteran of Bell Laboratories and Hewlett-Packard Research Laboratories. Dr. Hwang currently serves as president of OIC.

Noam Lotan, president and chief executive officer of MRV commented: "Our motivation in acquiring OIC and QOI is clear. Our optical components business stood to benefit greatly from the additional abilities to produce high temperature semiconductor lasers and DWDM filters before launching its IPO.


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"Now that we have closed the FOCI transaction and with the QOI and OIC acquisitions expected to close in Q2 we intend to file for the IPO in 90 days. The IPO will be under the name Luminent Inc., which was recently formed to merge our Optical Access business with FOCI and will now include QOI and OIC."

Jolt

Jolt is a pioneer in wireless optics and its products are currently operating on six continents, with more than 3,000 systems already installed. Jolt currently offers all-weather (except for heavy fog) 2km links and has built its reputation on conservative specifications and reliability.

Jolt, which is located in Jerusalem, was founded by Dr. David Medved, who is widely known for his pioneering work in the physics of over-the-air optics.

MRV believes that the mesh architecture of Jolt's systems is much more cost effective, reliable and has better performance than the point to multi-point system proposed by Terabeam.

Terms of the agreements with QOI, OIC and Jolt call for the combined exchange of a total of approximately 3,400,000 shares of MRV common stock, subject to limited adjustment for certain conditions, for all of the outstanding shares of each of these companies. These transactions are subject to certain regulatory approvals and are expected to close within the next 60 days.

Financial

Revenues for the three months ended March 31, 2000 and 1999, were $65,072,000 and $70,116,000, respectively. Pro forma net income, before amortization of acquisition intangibles and recognized development stage enterprise costs was $790,000 for the first quarter of 2000, compared with $1,896,000 for the first quarter of 1999.

Pro Forma Basic and Diluted Earnings per Share before amortization of acquisition intangibles and recognized development stage enterprise costs for Q1 2000 were 3 cents compared with 7 cents basic and 6 cents diluted in the first quarter of 1999.

Net Loss, including amortization of acquisition intangibles and recognized development stage enterprise costs was $5,864,000 for the first quarter of 2000, compared with $909,000 for the first quarter of 1999.

Basic and diluted losses per share, including amortization of acquisition intangibles and recognized development stage enterprise costs for Q1 2000, were 21 cents, compared with 3 cents in the first quarter of 1999.

Changes in the company's ownership levels in partner companies will cause, from time to time, changes as to which partner companies are consolidated into the company's results. Through Dec. 31, 1999, MRV's consolidated financial statements included those of Hyperchannel Ltd.

The investment round in Hyperchannel that was completed in January 2000 reduced MRV's ownership level in Hyperchannel to below 50 percent and their results have therefore been accounted for on the equity method and are no longer consolidated with those of MRV.

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About MRV Communications

MRV Communications is a world-class leader in optical network components and systems. The company has leveraged its early leadership in fiber optic transmission into a well-focused range of solutions, integrating switching, routing, access servers and optical transmission systems.

As the Internet evolves into a single global communication network, MRV has launched the development of new technologies to drive the next-generation infrastructures. Such developments encompass optical access systems, subscribers' management systems and Linux-based solutions.

MRV has initiated and funded cutting-edge start-up companies including Zaffire Inc. (formerly known as New Access Communications), Charlotte's Networks, Hyperchannel, Zuma Networks and, most recently, RedC Optical Networks Inc. MRV's Web site is located at http://www.mrv.com.

This release may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by MRV with the Securities and Exchange Commission, specifically the most recent reports on Forms 10K and 10Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in operating results, dependence on new product developments, rapid technological and market changes, manufacturing risks, volatility of the company's stock price, financial risk management and future growth subject to risks. The announcement of the anticipated filing of any registration statements contained herein does not constitute an offer of any securities for sale.


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                             MRV COMMUNICATIONS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                              March 31,         Dec. 31,
                                                 2000             1999
                                             (unaudited)       (audited)
                                             -----------       ---------
ASSETS

CURRENT ASSETS:
 Cash & cash equivalents                      $  19,467       $  34,330
 Short-term investments                          10,344          10,141
 Accounts receivable                             54,374          60,637
 Inventories                                     37,569          35,392
 Refundable income taxes                          3,789           3,216
 Deferred income taxes                            6,800           6,907
 Other current assets                             6,211           6,336

    Total current assets                        138,554         156,959

PROPERTY AND EQUIPMENT - At cost,
 net of depreciation and amortization            17,226          19,600

OTHER ASSETS:
 Goodwill                                        26,201          27,214
 U.S. Treasury notes                             96,253          97,704
 Investments in partner companies                24,258           4,232
 Deferred income taxes                            5,479           5,324
 Loan financing costs and other                   3,143           3,500

                                              $ 311,114       $ 314,533

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Current maturities of financing
  lease obligations                           $     122       $     198
 Accounts payable                                23,789          33,455
 Accrued liabilities                             15,690          15,403
 Deferred revenue                                 1,041           1,478

    Total current liabilities                    40,642          50,534

LONG-TERM LIABILITIES
 Convertible debentures                          90,000          90,000
 Capital lease obligations,
  net of current portion                          1,268           1,481
 Deferred income taxes                              281             281
 Other long-term liabilities                      1,942           2,647

    Total long term liabilities                  93,491          94,409

MINORITY INTERESTS                                2,394           2,775

STOCKHOLDERS' EQUITY:
 Preferred stock, $0.01 par value:
  1,000 shares authorized
  no shares outstanding                            --              --
 Common stock, $0.0034 par value:
  80,000 shares authorized and
   28,668 shares outstanding in 2000
   and 28,117 shares outstanding in 1999            126             124
 Additional paid-in capital                     204,841         191,440
 Treasury Stock                                    (133)           (133)
 Retained earnings (deficit)                    (24,241)        (18,377)
 Cumulative translation adjustments              (6,006)         (6,239)

Total stockholders' equity                      174,587         166,815

                                              $ 311,114       $ 314,533



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                             MRV COMMUNICATIONS INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                             Three Months Ended
                                          --------------------------
                                            March 31,     March 31,
                                              2000          1999
                                          (Unaudited)    (Unaudited)
                                          -----------    -----------
REVENUES, net                                $ 65,072       $ 70,116

COSTS AND EXPENSES:
  Cost of goods sold                           42,736         46,366
  Research and development
    expenses                                    6,060          7,256
  Research and development
    expenses of consolidated
    development stage enterprises               5,831          2,336
  Selling, general and
    administrative expenses                    16,028         14,718
  Operating (loss) income                      (5,583)          (560)
  Interest expense related
    to convertible notes                        1,125          1,125
  Other income (expense), net(a)                  637          1,403
  Provision (credit) for income taxes            (494)           627
  Minority interests                              287           --
  NET INCOME (LOSS)                          $ (5,864)      $   (909)
  NET INCOME (LOSS) PER SHARE - BASIC        $  (0.21)      $  (0.03)
  NET INCOME (LOSS) PER SHARE - DILUTED      $  (0.21)      $  (0.03)
  SHARES USED IN PER -
  SHARE CALCULATION - BASIC                    28,425         26,650
  SHARES USED IN PER -
  SHARE CALCULATION - DILUTED                  28,425         26,650



(a)  INCLUDES COST OF UNCONSOLIDATED DEVELOPMENT STAGE ENTERPRISES OF $486 IN
     2000


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

SUPPLEMENTAL PRO FORMA INFORMATION (Unaudited)

AMORTIZATION OF INTANGIBLES
  FROM ACQUISITIONS, net of tax effects                    1,014         791

DEVELOPMENT STAGE ENTERPRISES,
  net of tax effects                                       5,640       2,014

NET INCOME BEFORE AMORTIZATION
  OF ACQUISITION INTANGIBLES AND
  RECOGNIZED DEVELOPMENT
  STAGE ENTERPRISE COSTS                                     790       1,896

EARNINGS PER SHARE BEFORE
  AMORTIZATION OF ACQUISITION
  INTANGIBLES AND RECOGNIZED
  DEVELOPMENT STAGE ENTERPRISE
  COSTS - BASIC                                         $   0.03     $  0.07

EARNINGS PER SHARE BEFORE
  AMORTIZATION OF ACQUISITION
  INTANGIBLES AND RECOGNIZED
  DEVELOPMENT STAGE ENTERPRISE
  COSTS - DILUTED                                       $   0.03     $  0.06

SHARES USED IN PER -
  SHARE CALCULATION - BASIC                               28,425      26,650

SHARES USED IN PER -
  SHARE CALCULATION - DILUTED                             31,581      30,207

Contact:
     MRV Communications Inc.
     Diana Hayden, 818/886-6782 (investor relations) diana@mrv.com